Exhibit 3.17

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:41 AM 05/08/2009
FILED 08:41 AM 05/08/2009
SRV 090444686 - 2625259 FILE

CERTIFICATE OF FORMATION

OF

FOUNDRY NETWORKS, LLC

This Certificate of Formation has been duly executed and is being filed by the undersigned, as an authorized person, pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company (the “Company”) under the Act.

1.        Name. The name of the Company is Foundry Networks, LLC.

2.        Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 18-104 of the Act is:

  160 Greentree Drive, Suite 101

  Dover, DE 19904

The name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

  National Registered Agents, Inc.

  160 Greentree Drive, Suite 101

  Dover, DE 19904

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the 4th day of May, 2009.

/s/ Tyler Wall
Name: Tyler Wall
Authorized Person